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Exhibit 10.17

CONTINUING GUARANTY

    This CONTINUING GUARANTY, dated as of November 28, 2001, is made by 3COM CORPORATION, a Delaware corporation ("Guarantor"), in favor of the Lenders (as defined below) and BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity as agent, together with its successors and assigns, the "Agent"), in light of the following:

R E C I T A L S

    WHEREAS, 3Com Technologies, an exempted limited liability company incorporated in the Cayman Islands ("3Com Technologies") and 3Com Europe Limited, a company incorporated in England and Wales with registered number 2600346 ("3Com UK" and, collectively with 3Com Technologies, the "Borrowers") are currently entering into that certain Credit Agreement, of even date herewith (as amended, supplemented, or otherwise modified from time to time, the "International Credit Agreement") with various financial institutions (together with their successors and assigns, the "Lenders"), Bank of America, N.A., as "Bank" and "Issuing Bank" thereunder and as security trustee ("Trustee") and Agent (collectively, the Lenders, Bank, Issuing Bank, Trustee, and Agent are referred to herein as the "Credit Parties");

    WHEREAS, 3Com Technologies is an indirect wholly-owned subsidiary of Guarantor, and 3Com UK is an indirect wholly-owned subsidiary of 3Com Technologies;

    WHEREAS, Guarantor will derive substantial, direct and indirect benefit from the transactions contemplated by the International Credit Agreement; and

    WHEREAS, as a condition to the Credit Parties extending certain financial accommodations to Borrowers pursuant to the International Credit Agreement, the Credit Parties have required that Guarantor guarantee the Guaranteed Obligations (as defined below).

    FOR GOOD AND VALUABLE CONSIDERATION, Guarantor irrevocably and unconditionally undertakes and agrees for the benefit of the Credit Parties as follows:

A G R E E M E N T

    1.  DEFINITIONS AND CONSTRUCTION.

      1.1  Definitions.  All initially capitalized terms used but not defined in this Guaranty shall have the meanings set forth in the International Credit Agreement. In addition, the following terms shall have the following meanings:

      "Bankruptcy Code" means any applicable bankruptcy or insolvency act or law, including the US Bankruptcy Code, now or hereafter existing, and any and all rules issued or promulgated in connection therewith.

      "Borrowers" has the meaning set forth in the recitals hereto, and includes all successors-in-interest of each such corporation by operation of law or otherwise, including any "Trustee" (as defined in the Bankruptcy Code) or debtor-in-possession, and any successor-in-interest arising out of any merger or reorganization involving each such corporation.

      "Credit Parties" has the meaning set forth in the recitals hereto.

      "Guaranteed Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debt owing by Borrowers to the Credit Parties, arising under or relating to the International Credit Agreement or any other Loan Document, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, reimbursement obligations relating to Letters of Credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those debts of Borrowers arising under or related to the International Credit Agreement or any other Loan Document acquired by assignment from others, and any participation by the Credit Parties in Borrowers' debts arising under or related to the International Credit Agreement or any other Loan Document), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest (including interest that, but for the filing of a petition under the Bankruptcy Code with respect to any Borrower, would have accrued on any such obligations, indebtedness, or liabilities), charges, reasonable expenses, fees, attorneys' and paralegals' fees and disbursements, filing fees and any other sums chargeable to Borrowers under the International Credit Agreement or under another Loan Document, whether made, incurred, or created before or after any entry of order for relief with respect to any Borrower in a case under the Bankruptcy Code and whether recovery is or hereafter becomes barred by any statue of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by the Credit Parties.

      "Guarantor" has the meaning set forth in the introduction hereto.

      "Guaranty" means this Continuing Guaranty, any concurrent or subsequent exhibits or schedules hereto, and any extensions, supplements, amendments, or modifications to or in connection with this Continuing Guaranty, or to any such schedules or exhibits.

      "Lender" has the meaning set forth in the introduction hereto.

      "International Credit Agreement" has the meaning set forth in the recitals hereto.

      "US Bankruptcy Code" means the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101-1330), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

      "US Credit Agreement" means that certain Credit Agreement, of even date herewith, among Guarantor, Agent, Bank, and certain other financial institutions signatory thereto.

    1.2  Construction.  Unless the context of this Guaranty clearly requires otherwise: (a) references to the plural include the singular and references to the singular include the plural; (b) references to any gender include the other gender; (c) the terms "include" and "including" are not limiting; and (d) the term "or" has the inclusive meaning represented by the phrase "and/or." The terms "hereof," "herein," "hereby," and "hereunder," and other similar terms in this Guaranty, refer to this Guaranty as a whole and not to any particular provision of this Guaranty. References in this Guaranty to any "determination," or any matter being "determined," by the Credit Parties include good faith estimates (in the case of quantitative determinations), and good faith beliefs (in the case of qualitative determinations) by the Credit Parties and mean that any such determination so made shall be conclusive absent manifest error. Unless otherwise specified, section and subsection references are to this Guaranty. Any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof. Any reference herein to any of the Loan Documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. If there exists any inconsistency between the terms of the US Credit Agreement and this Agreement or if the terms, conditions, or obligations under this Agreement are any more restrictive on Guarantor than those provided with respect to Guarantor under the US Credit Agreement, then the terms of the US Credit Agreement shall prevail, so that nothing herein contained shall impose any greater or more onerous liability or restriction on Guarantor than is imposed under the US Credit Agreement. To the extent any provision of the US Credit Agreement addresses the same subject matter covered by a provision hereunder, actions or omissions which are expressly permitted or not prohibited by the terms of the US Credit Agreement shall not constitute a breach of the express or implied terms of this Agreement.

    2.  GUARANTY BY GUARANTOR.

      2.1  Promise to Pay and Perform.  Guarantor unconditionally and irrevocably guarantees to the Credit Parties the payment and performance of the Guaranteed Obligations when and as the same shall become due and payable (whether at stipulated date of maturity or any accelerated or earlier date (including the date of any required prepayment)). It is Guarantor's intent that this Guaranty is a guaranty of payment and not a guaranty of collection. If any Borrower fails to pay or perform any Guaranteed Obligation on or before the date when due (whether at the stipulated date of maturity or any accelerated or earlier date (including the date of any required prepayment)), Guarantor shall unconditionally and immediately make such payment or render such performance upon demand therefor by the Agent.

      2.2  Cumulative Obligations.  The obligations of Guarantor hereunder are in addition to any other obligations of Guarantor under any other guaranties of the Guaranteed Obligations or other obligations of any Borrower or any other Person at any time given to any Credit Party. This Guaranty shall not affect or invalidate any such other guaranties.

      2.3  Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in full force and effect notwithstanding the fact that, at any particular time, no Guaranteed Obligations may be outstanding. This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part.

      2.4  Joint and Several Obligation; Independent Obligation.  Guarantor is directly, jointly and severally with all other guarantors of the Guaranteed Obligations or any portion thereof, liable to the Credit Parties. The obligations of Guarantor hereunder are direct and primary and are independent of the obligations of Borrowers or any other such guarantor, and a separate action may be brought against Guarantor irrespective of whether an action is brought against Borrowers or any other such other guarantor or whether any Borrower or any such other guarantor is joined in such action. Guarantor's liability hereunder shall not be contingent upon the exercise or enforcement by any Credit Party of any remedies it may have against any Borrower or any other guarantor or the enforcement of any Lien or realization upon any security the Credit Parties may at any time possess. Any release which may be given by the Credit Parties to any Borrower or any other guarantor shall not release Guarantor. Guarantor acknowledges that the Credit Parties shall have the right to seek recourse against Guarantor to the fullest extent provided for herein and no election by the Credit Parties to proceed in one form of action or proceeding, or against any party or on any obligation, shall constitute a waiver of the Credit Parties' right to proceed in any other form of action or proceeding or against other parties unless they have expressly waived such right in writing.

    3.  PAYMENTS.

      3.1  Nature and Application of Payments.  Guarantor shall make all payments hereunder in immediately available lawful money of the United States, without deduction or withholding (whether for taxes (whether income, excise, or otherwise) or offset). Without regard to the form in which received, the Credit Parties may apply any payment with respect to the Guaranteed Obligations or any other amounts due hereunder in such order as is provided for in Section 3.8 of the International Credit Agreement, irrespective of any contrary instructions received from any other Person.

      3.2  Revival.  In the event that, for any reason, all or any portion of any payment to the Credit Parties is set aside or restored, including, but not limited to, payments subject to a right of any Person whomsoever, including any Borrower, any Borrower as debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Borrower's assets to invalidate or set aside such payments, to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential, whether voluntarily or involuntarily, and repaid by the Credit Parties for any reason after being made by Guarantor, the amount so set aside shall be revived as a Guaranteed Obligation and Guarantor shall be liable for the full amount the Credit Parties are required to repay plus all costs and expenses (including attorneys' fees, costs, and expenses) incurred by them in connection therewith.

    4.  REPRESENTATIONS AND WARRANTIES OF GUARANTOR.

    Guarantor represents and warrants as follows (which representations and warranties shall be true, correct, and complete in all respects at all times):

      4.1  Reliance by Guarantor; Financial Condition of Borrowers.  This Guaranty is not made by Guarantor in reliance on any representation or warranty, express or implied, by the Credit Parties concerning the financial condition of Borrowers, the nature, value, or extent of any security for the Guaranteed Obligations, or any other matter. Guarantor is presently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor has read and reviewed each of the Loan Documents and understands the terms and conditions thereof.

      4.2  Adequate Consideration.  The consideration given or provided, or to be given or provided, by the Credit Parties in connection with this Guaranty is adequate and satisfactory in all respects, and represents reasonably equivalent value, to support this Guaranty and Guarantor's obligations hereunder.

    5.  COVENANTS OF GUARANTOR.

      5.1  Borrower's Financial Condition.  Guarantor shall keep informed of Borrower's financial condition, the status of any guarantors or of any security for the Guaranteed Obligations, and all other changes, potential changes or circumstances which affect, or bear upon the risk of nonpayment of, the Guaranteed Obligations.

      5.2  Further Assurances.  Guarantor shall, from time to time, at the expense of Guarantor, promptly execute and deliver all further documents and take all further action that may be necessary, or that the Credit Parties may reasonably request, to enable the Credit Parties to exercise and enforce their rights and remedies hereunder.

    6.  ACKNOWLEDGMENTS AND AGREEMENTS OF GUARANTOR.

      6.1  Modifications to Loan Documents and Guaranteed Obligations.  Guarantor acknowledges and agrees that, without notice to Guarantor and without affecting or impairing the obligations of Guarantor hereunder, in accordance with the terms of the International Credit Agreement, the Credit Parties may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Loan Documents or otherwise with respect to the Guaranteed Obligations or may grant other indulgences to Borrowers in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Documents or otherwise with respect to the Guaranteed Obligations, or may, by action or inaction, release or substitute any guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations, or any portion thereof.

      6.2  The Agent as Guarantor's Attorney-in-Fact.  Guarantor irrevocably appoints the Agent as Guarantor's attorney-in-fact, with full authority in the place and stead and name of Guarantor, from time to time at the Agent's discretion but only following the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Credit Parties may, in accordance with the provisions of the Loan Documents or this Guaranty, require as necessary or advisable to accomplish the purposes of this Guaranty.

    7.  CERTAIN WAIVERS BY GUARANTOR.

    GUARANTOR MAKES THE FOLLOWING WAIVERS WITH FULL KNOWLEDGE AND UNDERSTANDING THAT WERE SUCH WAIVERS NOT MADE, GUARANTOR MIGHT BE ABLE TO AVOID OR LIMIT GUARANTOR'S LIABILITY HEREUNDER EITHER IN WHOLE OR IN PART.

      7.1  Notices.  Guarantor absolutely, unconditionally, knowingly, and expressly waives: (a) notice of the acceptance by the Credit Parties of this Guaranty; (b) notice of any loans or other financial accommodations consisting of Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantor's right to make inquiry, at any reasonable time, of the Agent to ascertain the amount of the Guaranteed Obligations owing to the Credit Parties; (d) notice of any adverse change in the financial condition of Borrowers, of any change in value, or the release, of any Collateral, or of any other fact that might increase Guarantor's risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instrument; (f) notice of any default; and (g) all other notices (except if such notice is to be given to Guarantor under the express terms of this Guaranty or any of the other Loan Documents to which Guarantor is a party, or the International Credit Agreement) and demands to which Guarantor might otherwise be entitled.

      7.2  Revocation.  Guarantor absolutely, unconditionally, knowingly, and expressly waives any right to revoke Guarantor's guaranty obligation hereunder as to future Guaranteed Obligations and, in light thereof, all protection afforded Guarantor under Section 2815 of the California Civil Code. Guarantor fully realizes and understands that, upon execution of this Guaranty, Guarantor will not have any right to revoke this Guaranty as to any future indebtedness and, thus, may have no control over Guarantor's ultimate responsibility for the Guaranteed Obligations.

      7.3  Defenses of Borrowers.  Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and paid) of Borrowers or by reason of the cessation from any cause whatsoever (including any act or failure to act by Borrowers or the Credit Parties) of the liability of Borrowers in respect thereof, including any such defense or cessation of liability arising from or as a result of: (a) any lack of power or authority of Borrowers or any person acting or purporting to act on Borrower's behalf; or (b) any claim of fraudulent transfer or preference.

      7.4  Suretyship and Certain Other Rights and Defenses of Guarantor.  Guarantor absolutely, unconditionally, knowingly, and expressly waives:

        (a) any right to assert against the Credit Parties any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrowers or any other Person liable to the Credit Parties;

        (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any of the Guaranteed Obligations or any security therefor, or from any failure of the Credit Parties to act in a commercially reasonable manner;

        (c) any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by the Credit Parties (including a nonjudicial foreclosure sale of any real property collateral which destroys, diminishes, or otherwise adversely affects Guarantor's rights of subrogation, reimbursement, indemnity, or contribution or other rights against Borrowers or any other Person), including any defense based upon an election of remedies by the Credit Parties under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction; or (ii) any election by the Credit Parties under US Bankruptcy Code Section 1111(b) to limit the amount of or collateral securing its claim against Borrowers. Pursuant to California Civil Code Section 2856(b):

          "Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrowers by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

          "Guarantor waives all rights and defenses that Guarantor may have because Borrower's Obligations are secured by real property. This means, among other things:

            "(1) Credit Parties may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrowers.

            "(2) If Credit Parties foreclose on any real property collateral pledged by Borrowers:

              (A) The amount of the Guaranteed Obligation may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

              (B) Credit Parties may collect from Guarantor even if Credit Parties, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrowers.

          "This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower's Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 590d, or 726 of the California Code of Civil Procedure."

          In making these waivers, Guarantor specifically acknowledges that it understands and is aware that, under Sections 580b and 580d of the California Code of Civil Procedure, if the Credit Parties conducted a nonjudicial foreclosure sale of real property collateral, absent these waivers: (A) the Credit Parties would lose the right to pursue one or more of the Borrowers for any deficiency that might remain following such sale; (B) if Guarantor were to pay such deficiency following such sale, Guarantor would be precluded from pursuing one or more of the Borrowers for reimbursement; and (C) as a result, the Credit Parties might be prevented from pursuing Guarantor for such deficiency following such sale;

        (d) the benefit of any statue of limitations affecting Guarantor's liability hereunder (or the enforcement thereof) and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder;

        (e) any defense based on any alteration, impairment, or release of the Guaranteed Obligations or any security therefor, irrespective of whether resulting from any act or failure to act by the Credit Parties;

        (f)  any right to require the Credit Parties: (i) to institute suit or otherwise proceed against Borrowers or any other Person; or (ii) to exhaust any rights and remedies which the Credit Parties may have against Borrowers or any other Person; and

        (g) any other defense (other than indefeasible payment in full) available to Borrowers or Guarantor under applicable law.

      7.5  Marshaling.  Guarantor absolutely, unconditionally, knowingly, and expressly waives any rights it has to require the Credit Parties to marshal, foreclose upon, sell, or otherwise realize upon or collect or apply any particular part of any other assets securing any of the Guaranteed Obligations (including any rights arising by virtue of Sections 2899 and 3433 of the California Civil Code).

      7.6  Claims Against Borrowers And Others.  To the extent of any claim of preference liability with respect to any Collateral upon which the Agent acquires a Lien within a year preceding the filing of a petition in bankruptcy under the Bankruptcy Code with respect to any Borrower, Guarantor absolutely, unconditionally, knowingly, and expressly waives; and in all other cases, until such time as the Guaranteed Obligations have been fully, finally, and indefeasibly paid in full, in cash, Guarantor postpones: (a) any right of subrogation, indemnity, or contribution Guarantor has or may have as against Borrowers or any other Person with respect to any of the Guaranteed Obligations; (b) any right to proceed against Borrowers or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent) with respect to any of the Guaranteed Obligations; and (c) any right to proceed or to seek recourse against or with respect to any assets of Borrowers or any other Person with respect to any of the Guaranteed Obligations. Guarantor specifically acknowledges and agrees that, in light of the waivers contained in this subsection, Guarantor shall not be a "creditor" (as that term is defined in the US Bankruptcy Code or otherwise) of Borrowers or any other Person (whether for purposes of application of Sections 547 or 550 of the US Bankruptcy Code or otherwise) with respect to any of the Guaranteed Obligations.

      7.7  Certain Additional Statutory Rights.  Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor absolutely, unconditionally, knowingly, and expressly waives any and all benefits or defenses, if any, arising directly or indirectly under any one or more of Sections 2792, 2793, 2799, 2806, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2838, 2839, 2845, 2848, 2849, 2850 and 2855 of the California Civil Code, Sections 580a, 580b, 580c, 580d, and 726 of the California Code of Civil Procedure, and Sections 3116, 3118, 3119, 3419, 3605, 9610, 9611, 9612, 9613, 9614, 9615, 9616, 9617, 9618, 9619, 9620, 9621, 9622, 9623, 9624, 9625, 9626 and 9627 of the California Uniform Commercial Code.

    8.  GENERAL PROVISIONS.

      8.1  Cumulative Remedies.  The enumeration herein of the Credit Parties' rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Credit Parties may have under the Loan Documents, the California Uniform Commercial Code or other applicable law. The Credit Parties shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised by the Credit Parties and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

      8.2  No Implied Waivers.  No failure by the Credit Parties to exercise any right, remedy, or option under this Guaranty or any present or future Loan Document, or delay by any Credit Party in exercising the same, will operate as a waiver thereof. No waiver by the Credit Parties will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Credit Parties on any occasion shall affect or diminish the Credit Parties' rights thereafter to require strict performance by the Guarantor of any provision of this Agreement. The Credit Parties may proceed directly to collect the Guaranteed Obligations without any prior recourse to any Collateral therefor. The Credit Parties' rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent, Security Trustee or any Credit Party may have.

      8.3  Severability.  The illegality or unenforceability of any provision of this Guaranty or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement required hereunder.

      8.4  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

        (a) THIS GUARANTY SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT THE CREDIT PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA LOCATED IN SANTA CLARA COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE CREDIT PARTIES SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE CREDIT PARTIES DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS AND (2) GUARANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

        (c) THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE GUARANTOR AT ITS ADDRESS SET FORTH IN SECTION 8.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS

    POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF CREDIT PARTIES TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

        (d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE GUARANTOR AND THE CREDIT PARTIES, ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF EITHER PARTY BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this GUARANTY, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

        (e) Notwithstanding the provisions of (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an Guaranteed Obligation which is secured by real property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 8.4(f).

        (f)  At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Section 8.4(d) and (e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

        (g) No provision of Sections (d) through (g) shall limit the right of the Credit Parties to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Agent's and/or Trustee's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

      8.5  WAIVER OF JURY TRIAL.  SUBJECT TO THE PROVISIONS OF SECTION 8.4(d), THE GUARANTOR IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR AGREES THAT ANY SUCH CLAIM

  OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE GUARANTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS A GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

      8.6  Survival of Representations and Warranties.  All of Guarantor's representations, and warranties contained in this Guaranty shall survive the execution, delivery and acceptance thereof by the parties, notwithstanding any investigation by the Credit Parties or any of their agents.

      8.7  Fees and Expenses.  Guarantor shall pay to the Credit Parties on demand all reasonable costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Guaranty and the other Loan Documents, including, without limitation: (a) Agent's attorneys' and paralegals' fees and disbursements; (b) costs and expense (including Agent's attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Guaranty and the transactions contemplated thereby; and (c) costs and expenses (including Agent's attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Guaranteed Obligations and otherwise enforce the provisions of this Guaranty, or to defend any claims made or threatened against the Credit Parties arising out of the transactions contemplated hereby (including without limitation, preparations for the consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Guarantor.

      8.8  Notices.  Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Credit Parties:	Bank of America, N.A. 55 South Lake Avenue, Suite 900 Pasadena, California 91101 Attention: Stephen King Facsimile: (626) 578-6143
With copies to:	Buchalter, Nemer, Fields & Younger 601 South Figueroa, Suite 2400 Los Angeles, California 90017-5704 Attention: Robert Davidson Facsimile: (213) 896-0400

If to Guarantor:	3Com Corporation 5400 Bayfront Plaza Santa Clara, California 95052 Attention: Chief Financial Officer Facsimile: (408) 326-6857
with a copy to the attention of the General Counsel Facsimile: (408) 326-6434
With copies to:	Gray Cary Ware & Freidenrich LLP 400 Hamilton Avenue Palo Alto, California 94301 Attention: Craig Tighe, Esq. Facsimile: (650) 833-2001

  or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      8.9  Waiver of Notices.  No notice to or demand on Guarantor which the Credit Parties may elect to give shall entitle Guarantor to any or further notice or demand in the same, similar or other circumstances.

      8.10  Binding Effect; Assignment.  This Guaranty shall be binding upon Guarantor's successors and assigns and shall inure to the benefit of the successors and assigns of the Credit Parties; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without the Credit Parties' prior written consent. Any assignment without the consent of the Credit Parties shall be absolutely void. In the event of any assignment or other transfer of rights by any of the Credit Parties, the rights and benefits herein conferred upon the assignor/transferor shall automatically extend to and be vested in such assignee or other transferee.

      8.11  Ambiguities.  To the extent permitted by applicable law, neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Guarantor or the Credit Parties, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by each of Guarantor, the Credit Parties and their respective counsel. To the extent permitted by applicable law, in case of any ambiguity or uncertainty, this Guaranty shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

      8.12  Modification.  This Guaranty is intended by Guarantor and the Credit Parties to be the final, complete, and exclusive expression of the agreement between them. This Guaranty supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release or amendment of any provision of this Guaranty shall be made, except by a written agreement signed by Guarantor and a duly authorized officer of the Agent on behalf of the Credit Parties.

      8.13  Captions.  The captions contained in this Guaranty are for convenience only, are without substantive meaning and should not be construed to modify, enlarge or restrict any provision.

    IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed by Guarantor's duly authorized officers as of the date first written above.

GUARANTOR:	3COM CORPORATION, a Delaware corporation
By
Title:

NOTICE: THIS GUARANTY CONTAINS WAIVERS OF VARIOUS RIGHTS, BENEFITS, AND DEFENSES WHICH THE PARTY EXECUTING THIS GUARANTY POSSESSES. THESE RIGHTS, BENEFITS, AND DEFENSES, IF NOT SO WAIVED, MIGHT OTHERWISE ALLOW THE PARTY EXECUTING THIS GUARANTY TO AVOID OR LIMIT SUCH PARTY'S LIABILITY UNDER THIS GUARANTY EITHER IN WHOLE OR IN PART. THIS GUARANTY ALSO CONTAINS A WAIVER BY THE PARTY EXECUTING THIS GUARANTY OF SUCH PARTY'S RIGHT TO TRIAL BY JURY.

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  Exhibit 10.17
CONTINUING GUARANTY
R E C I T A L S
A G R E E M E N T